Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights”, “Financial Statement Experts”, and “Representations and Warranties” in the Combined Information Statement/Prospectus of Transamerica Funds included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information, dated March 1, 2019, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 269 to the Registration Statement (File No. 033-02659) of Transamerica Funds, and are incorporated by reference in the Combined Information Statement/Prospectus and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated December 24, 2018, on the financial statements of Transamerica Capital Growth, Transamerica Concentrated Growth, Transamerica Growth and Transamerica US Growth, included in the Annual Report of the Funds for the fiscal year ended October 31, 2018, which is incorporated by reference in the Combined Information Statement/Prospectus and Statement of Additional Information of Transamerica Funds, included in the Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

July 31, 2019